ASSIGNMENT OF SPACE LEASES


     KNOW ALL MEN BY THESE PRESENTS, THAT National Property Investors II, a California limited partnership with an address of One Insignia Financial Plaza, Greenville, South Carolina 29602 ("Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, receipt whereof is hereby acknowledged, by Sugar Mill, Limited Partnership, a Tennessee limited partnership with an address of 511 Union Street, Suite 2350, Nashville, Tennessee 37219 ("Assignee"), hereby assigns unto Assignee:

     All of Assignor's right, title and interest in and to all those certain "Space Leases", as hereinafter defined, including but not limited to those set forth in Exhibit "B" hereto annexed, which Space Leases affect the parcel of land, together with the buildings and improvements erected thereon, in the City of Melbourne, Brevard County, Florida, commonly known as the Sugar Mill Apartments, and bounded and described as more particularly set forth in Exhibit "A" annexed hereto and made a part hereof (collectively, the "Premises").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the effective date hereof (the "Effective Date") for all the rest of the terms of years mentioned in each of the said Space Leases, subject to the rents, covenants, conditions and provisions also mentioned in each of the said Space Leases.

     The term "Space Leases" as used herein shall mean and include all those leases, subleases, agreements to lease or sublease, "binders", licenses, concession agreements or any other form of agreement, howsoever denominated, affecting the use and occupancy of the Premises, or any portion thereof, and all renewals, modifications, amendments and other agreements, if any, affecting such agreements, entered into by Assignor or by corporations or partnerships affiliated with or acting as agent or nominee of Assignor.

     Assignor represents and warrants to Assignee that, as of the date of Seller's execution and delivery hereof (the "Delivery Date"), the schedule of Space Leases set forth in Exhibit "B" hereto annexed is a true, accurate and complete schedule of all such Space Leases (including without limitation the tenants, the space or unit leased, commencement and expiration dates, rents and security deposits).

     Assignor further represents and warrants to Assignee that, as of the Delivery Date, except as set forth on Exhibit "B": (i) all the Space Leases are unmodified and in full force and effect; (ii) Assignor is not aware of the existence of any such default or of the occurrence of any act, omission or event which, with the lapse of time or giving of notice or both, would constitute a default on the part of landlord; (iii) all preconditions to the payment of full rent under the Space Leases have been satisfied, full rent is accruing and no lessee or tenant is entitled to any rebate, concession or other benefit; (iv) no rent has been paid more than thirty (30) days in advance and all rent due has been paid in full; and (v) to the best knowledge of Assignor, no tenant or lessee has any actual or pending claims for offsets against rent or for any other monetary claim against Assignor as Landlord.

     Assignor covenants and agrees to indemnify, defend and hold Assignee (together with its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs) deficiencies, settlements and investigations which may after the Effective Date be suffered by or asserted against Assignee by reason of Assignor's failure to have performed, prior to the Effective Date, all of Assignor's obligations as landlord under any of the Space Leases or by reason of any other claims accruing prior to the Effective Date which may be asserted with respect to any of the Space Leases.

     Assignee covenants and agrees with Assignor that Assignee shall provide Assignor with written notice of any legal action against Assignee that may, under this Assignment, give rise to liability on the part of Assignor within ten
(10) business days of Assignee's actual knowledge of the commencement of such a legal action.

     Assignor designates Assignee to receive all notices, certificates, documents and other instruments or communications and to receive all rents and other payments which tenants are required or permitted to give, make, pay or deliver to or serve upon the landlord under the Space Leases, and agrees to direct all or any tenants to remit or deliver to Assignee, at its address above, or at such other address as Assignee shall designate, all such notices, certificates, documents and other instruments and all rents and other payments (but, subject to the provisions of Section 6(c) of that Purchase and Sale Agreement dated August 22, 1996, executed by Assignor and General Capital Corporation, as Trustee, excluding only the payment of any rents payable from tenants prior to the Effective Date) now or hereafter due or receivable by the landlord under the Space Leases.

     Assignee hereby assumes, from and after the Effective Date, the performance of all of the terms, covenants and conditions of landlord under the Space Leases herein assigned by Assignor and will well and truly perform all the terms, covenants and conditions of landlord under the said Space Leases herein assigned, all with full force and effect as if, on the Effective Date, Assignee had signed the Space Leases as landlord named therein.

     Assignee covenants and agrees to indemnify, defend and hold Assignor (together with its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs), deficiencies, settlements and investigations which may after the Effective Date be suffered by or asserted against Assignor by reason of Assignee's failure to have performed, subsequent to the Effective Date, all of the obligations as landlord under any of the Space Leases or by reason of any other claims accruing subsequent to the Effective Date which may be asserted with respect to any of the Space Leases.

     Assignor covenants and agrees with Assignee that Assignor shall provide Assignee with written notice of any legal action against Assignor that may, under this Assignment, give rise to liability on the part of Assignee within ten
(10) business days of Assignor's actual knowledge of the commencement of such a legal action.

     IN WITNESS WHEREOF, this Assignment of Space Leases has been duly signed by the parties hereto to be effective as of the 20th day of November, 1996.

                              ASSIGNOR:

                              NATIONAL PROPERTY INVESTORS II, a
                              California limited partnership

                              By:  NPI EQUITY INVESTMENTS, INC.,
                                   a Florida corporation,
                                   general partner


                                   By: /s/ William H. Jarrard, Jr.
                                   Title:  President
                              Delivery Date:  November 20th, 1996


                              ASSIGNEE:

                              SUGAR MILL, LIMITED PARTNERSHIP,
                              a Tennessee limited partnership

                              By:  AOF II, Inc., a Tennessee
                                   corporation, General Partner

                                   By:  /s/ Barrett B. Sutton, Jr.
                                   Title:  EVP


                               Exhibit "A"


     A parcel of land lying in Section 10, Township 28 South, Range 37 East, Brevard County, Florida, more particularly described as follows:
     Commence at the West 1/4 corner of said Section 10; thence run S 88E48'48" E for a distance of 50.00 feet to a point, said point lying on the East right-of-way line of Babcock St. (a 100 foot right-of-way), thence run S 0E19'00" W along said right-of-way a distance of
     628.10 feet to the Point of Beginning of the following described parcel of land; thence run S 88E48'48" E a distance of 825.08 feet; thence run S 0E19'00" W a distance of 622.00 feet; thence run N 88E48'48" W a distance of 425.04 feet; thence run N 88E55'47" W a distance of 400.03 feet to a point, said point lying on the aforesaid East right-of-way line of "Babcock Street"; thence run N 0E19'00" E along said East right-of-way a distance of 622.81 feet to the Point of Beginning, containing 11.784 acres more or less.

     Being the same property conveyed by Special Warranty Deed from Sugar Mill Limited Partnership, a Florida limited partnership, to National Property Investors, II, a California limited partnership, recorded in Official Records Book 1973, page 866, Public Records of Brevard County, Florida.


                                 Exhibit "B"


                                  Rent Roll

                               (To Be Attached)